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                                    EXHIBIT 4

                             JOINT FILING AGREEMENT

      We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

                                             BB BIOTECH AG

Date:   May 26,  1998                        By:  /s/ Hans-Joerg Graf
                                                 --------------------
                                             Name:  Hans-Joerg Graf
                                                    ---------------------
                                                    Signatory Authority

Date:   May 26, 1998                         By:  /s/ Dr. Victor Bischoff
                                                 ------------------------
                                             Name:  Dr. Victor Bischoff
                                                    ---------------------
                                                    Vice Chairman and Director

                                             BIOTECH TARGET, S.A.

Date:   May 26, 1998                         By:  /s/ Dr. Andreas Bremer
                                                 -----------------------
                                             Name:  Dr. Andreas Bremer
                                                    ---------------------
                                                    Signatory Authority

Date:   May 26, 1998                         By:  /s/ Dr. Anders Hove
                                                 --------------------
                                             Name:  Dr. Anders Hove
                                                    ---------------------
                                                    Signatory Authority

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